Exhibit 24


                             POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of F. Mark Kuhlmann and Steven N. Frank, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the McDonnell Douglas Corporation's Registration Statement on Form S-3 under the Securities Act of 1933, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the McDonnell Douglas Corporation or on behalf of the undersigned as a director or officer of the McDonnell Douglas Corporation, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, each of the undersigned has signed these presents on the date indicated adjacent to his or her signature.

Signature                    Title                                Date

/s/ Harry C. Stonecipher     President and Chief Executive       4-25-97
Harry C. Stonecipher         Officer (principal executive
                             officer) and Director


/s/ James F. Palmer          Senior Vice President and           6-9-97
James F. Palmer              Chief Financial Officer
                             (principal financial officer)


/s/ Mark N. Schroeder        Vice President and Controller       6-9-97
Mark N. Schroeder            (principal accounting officer)


/s/ John H. Biggs            Director                            4-25-97
John H. Biggs


/s/ B.A. Bridgewater, Jr.    Director                            4-25-97
B.A. Bridgewater, Jr.


/s/ Beverly B. Byron         Director                            4-25-97
Beverly B. Byron


/s/ William E. Cornelius     Director                            4-25-97
William E. Cornelius


/s/ William H. Danforth, M.D. Director                           4-25-97
William H. Danforth, M.D.


/s/ Kenneth M. Duberstein    Director                            4-25-97
Kenneth M. Duberstein


___________________          Director                            _______
William S. Kanaga


/s/ James S. McDonnell, III  Director                            4-25-97
James S. McDonnell, III


/s/ John F. McDonnell        Director, Chairman of the Board     4-25-97
John F. McDonnell


/s/ George A. Schaefer       Director                            4-25-97
George A. Schaefer


/s/ Ronald L. Thompson       Director                            4-25-97
Ronald L. Thompson


/s/ P. Roy Vagelos, M.D.     Director                            4-25-97
P. Roy Vagelos, M.D.